Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-203038 and 333-95711), Form S-4 (No. 333-201173) and Form S-8 (Nos. 333-212320, 333-203041, 333-199798, 333-189612, 333-185439, 333-174673, 333-165750, 333-154748, 333-150484, 333-131494, 333-119049, 333-108175, 333-104672, 333-101479, 333-99221, 333-91764, 333-71528, 333-66074, 333-58896, 333-44264, 333-93839, 333-93719, 333-76665, 333-68703, 333-52035, 333-24831, 333-00535, 033-59153, 033-57499, and 033-54637) of Cypress Semiconductor Corporation of our report dated February 26, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
February 26, 2018